      As filed with the Securities and Exchange Commission on May 14, 1998
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                           41-1849591
           (State or other jurisdiction              (I.R.S. Employer
         of incorporation or organization)           Identification No.)

           600 South Highway 169, Suite 1800
                St. Louis Park, Minnesota                         55426
         (Address of Principal Executive Offices)               (Zip Code)

                              METRIS COMPANIES INC.
                    LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                            (full title of the plan)

                                                         Copy to:
         Z. Jill Barclift                         Elizabeth C. Hinck, Esq.
       Metris Companies Inc.                        Dorsey & Whitney LLP
  600 South Highway 169, Suite 1800                 Pillsbury Center South
   St. Louis Park, Minnesota 55426                  220 South Sixth Street
(Name and address of agent for service)        Minneapolis, Minnesota 55402-1498

            (612) 525-5020                                (612) 340-7788
  (Telephone number, including area
      code, of agent for service)

                                  --------------------

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Title of each class                                   Proposed Maximum     Proposed
of Securities to be                  Amount to be     Offering Price       Maximum Aggregate   Amount of
registered                           registered (1)   per Share (2)        Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $ .01 par value,
to be issued pursuant to the Plan        2,140,000         $ 54.88          $ 117,443,200           $ 34,646
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the Metris Companies Inc. Long-Term Incentive and Stock Option Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average high and low prices for shares of the Company's Common Stock on NASDAQ National Market System on May 7, 1998.


         As filed with the Securities and Exchange Commission on May 14, 1998

--------------------------------------------------------------------------------

PROSPECTUS


                              METRIS COMPANIES INC.

                                  ----------

                                     914,607
                             Shares of Common Stock
                                ($.01 Par Value)

                                  ----------


             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933.


                                  ----------


         This prospectus relates to 914,607 shares of Common Stock, acquired or to be acquired in the future, by the Selling Stockholders listed herein pursuant to the Metris Companies Inc. Long-Term Incentive and Stock Option Plan (the "Plan"). All or a portion of the Common Stock offered hereby may be offered for sale from time to time on the Nasdaq National Market System or otherwise at prices and terms then obtainable from the sale of the Common Stock offered hereby.

         No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer described herein, and any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell these securities in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time subsequent to its date.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

               The date of this Prospectus is May 13, 1998.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

AVAILABLE INFORMATION ......................................................   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................   1

THE COMPANY ................................................................   1

USE OF PROCEEDS ............................................................   2

SELLING STOCKHOLDERS .......................................................   2

PLAN OF DISTRIBUTION .......................................................   2

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES .............................   3

APPENDIX

                             AVAILABLE INFORMATION

         Metris Companies Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, as well as at the following regional offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Reports, proxy statements and other information may be accessed electronically by means of the Commission's home page on the internet (http://www.sec.gov). Such information may also be inspected at the Nasdaq National Market System, the national securities exchange on which the Company's Common Stock is listed.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission are incorporated by reference in this Prospectus, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

          (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated October 23, 1996, and any amendment or reports filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the following:

          (a) The documents referred to above, excluding exhibits thereto, which have been or may be incorporated by reference in this Prospectus;

          (b) The Company's annual report to stockholders for the last fiscal year; or

          (c) Any report, proxy statement or other communication distributed to stockholders.

         Requests for such copies should be directed to Robert W. Oberrender, Senior Vice President and Chief Financial Officer, Metris Companies Inc., 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426, telephone number (612) 525-5020.

                                   THE COMPANY

         The complete mailing address of the principal executive offices of the Company is 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426, telephone number (612) 525-5020.

                                 USE OF PROCEEDS

         The Company will receive none of the proceeds from the sale of the shares of Common Stock offered hereby.


                              SELLING STOCKHOLDERS

         The Appendix to this Prospectus contains a table which sets forth the name, position with the Company, and certain information with respect to the ownership of the Company's Common Stock, for each of the Selling Stockholders.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time. Such sales may be made in one or more exchanges, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Any brokers or dealers acting in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act.

         Any shares offered hereby which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under such rule rather than pursuant to this Prospectus.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Metris Companies Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person who is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Certificate of Incorporation and Bylaws of the Company provide that (a) the Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director, officer or employee of the Company serving at its request as a director, officer, employee, trustee or agent of another enterprise and (b) the Company shall pay the expenses, including attorney's fees, incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount by the Company. The Certificate of Incorporation also provides that, to the extent permitted by law, the directors of the Company shall have no liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Officers and Directors of the Company are insured under a standard officers' and directors' liability insurance policy maintained by Fingerhut Companies, Inc., which owns over 80% of the Common Stock of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    APPENDIX

                              SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the Selling Stockholders and the shares of Common Stock being offered hereby as of the date hereof.


--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Name and Position          Beneficially Owned        Maximum Offered            Beneficially Owned
with the Company           Before Offering (1)          Hereby (2)               After Offering (3)
-------------------        -------------------       ----------------           -------------------

Ronald N. Zebeck                   649,607                  639,607                    10,000
President, Chief
Executive Officer
and Director

Theodore Deikel                    275,000                  275,000                         0
Chairman of the Board
of Directors
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) The shares listed in this column include those that have been or may be acquired within 60 days of the date hereof pursuant to the Plan.

(2) The shares listed in this column have been or may be acquired pursuant to the exercise of options under the Plan, whether or not such options were exercisable within 60 days of the date hereof. The statement "Maximum Offered Hereby" does not constitute a commitment to sell the number of shares listed. The number of shares offered will be determined from time to time by each Selling Stockholder at his sole discretion.

(3) Assumes the Maximum Offered Hereby is sold.

--------------------------------------------------------------------------------

                              METRIS COMPANIES INC.

                                  ----------

                                   914,607
                             Shares of Common Stock
                                ($.01 Par Value)


                                  ----------

                                  PROSPECTUS

                                  ----------


         No dealer, salesperson or other person is authorized to give any information or to make representations not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the affairs of the Company since the date hereof or the information herein is correct as of any time subsequent to the date of this Prospectus.

                                  ----------

                                TABLE OF CONTENTS

AVAILABLE INFORMATION ......................................................   1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................   1
THE COMPANY ................................................................   2
USE OF PROCEEDS ............................................................   2
SELLING STOCKHOLDERS .......................................................   2
PLAN OF DISTRIBUTION .......................................................   2
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES .............................   3
APPENDIX


                  The date of this Prospectus is May 13, 1998.


--------------------------------------------------------------------------------

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                    REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to Section E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registration Statement on Form S-8 relating to the Plan filed with the Securities and Exchange Commission on December 22, 1997 (File No. 333-42961).


ITEM 8.  EXHIBITS



Exhibit
Number                                Description
-------                               -----------
   4.1   Amended and Restated Certificate of Incorporation of the Company
         (incorporated by reference to Exhibit 3.a to the Company's Registration
         Statement on Form S-1, Registration No. 333-10831).

   4.2   Amended and Restated Bylaws of the Company

   4.3 Metris Companies Inc. Long-Term Incentive and Stock Option Plan, as amended May 12, 1998.

   5.1   Opinion of Dorsey & Whitney LLP.

  23.1   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

  23.2   Consent of KPMG Peat Marwick LLP Independent Public Accountants.

  24.1   Power of Attorney.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on May 13, 1998.

                                       METRIS COMPANIES INC.

                                       By   /s/ Ronald N. Zebeck
                                            -----------------------------------
                                            Ronald N. Zebeck
                                            President, Chief Executive
                                            Officer and Director

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By  /s/ Ronald N. Zebeck                              Dated: May 13, 1998
    -----------------------------------------------
    Ronald N. Zebeck
    President, Chief Executive Officer and Director
    (Principal Executive Officer)

By  /s/ Robert W. Oberrender                          Dated: May 13, 1998
    -----------------------------------------------
    Robert W. Oberrender
    Senior Vice President and
    Chief Financial Officer
    (Principal Financial Officer)

By  /s/ Jean C. Benson                                Dated: May 13, 1998
    -----------------------------------------------
    Jean C. Benson
    Director of Finance and Corporate Controller
    (Principal Accounting Officer)

By                           *
    -----------------------------------------------
    Theodore Deikel
    Chairman of the Board of Directors

By                           *
    -----------------------------------------------
    Dudley C. Mecum
    Director

By                           *
    -----------------------------------------------
    Michael P. Sherman
    Director

By                           *
    -----------------------------------------------
    Frank D. Trestman
    Director

By                           *
    -----------------------------------------------
    Derek V. Smith
    Director

By                           *
    -----------------------------------------------
    Lee R. Anderson, Sr.
    Director

* By  /s/ Z. Jill Barclift                              Dated: May 13, 1998
      -----------------------------------------------
      Robert W. Oberrender or Z. Jill Barclift
      Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number                             Description
-------                            -----------
   4.1   Amended and Restated Certificate of Incorporation of the Company
         (incorporated by reference to Exhibit 3.a to the Company's Registration
         Statement on Form S-1, Registration No. 333-10831).

   4.2   Amended and Restated Bylaws of the Company

   4.3 Metris Companies Inc. Long-Term Incentive and Stock Option Plan, as amended May 12, 1998.

   5.1   Opinion of Dorsey & Whitney LLP.

  23.1   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

  23.2   Consent of KPMG Peat Marwick LLP Independent Public Accountants.

  24.1   Power of Attorney.
